NOTE SATISFACTION AND RELATED AGREEMENTS

BETWEEN TECLINK, INC. ("Borrower") and DIGITEC 2000, INC., a Nevada corporation, formerly known as Promo Tel, Inc. ("Company") entered into as June 1, 1997.

                                    RECITALS

A. On July 23, 1996, Borrower and the Company entered into that certain Agreement for Purchase and Sale of Assets ("Purchase Agreement") to be effective as of January 20, 1996 ("Effective Date"). All capitalized terms not defined herein shall have the meaning set forth in the Purchase Agreement.

B. In connection with the Purchase Agreement, on July 23, 1996, Borrower and the Company entered into that certain Bill of Sale, Assignment and Assumption Agreement effective on the Effective Date.

C. In connection with the Purchase Agreement, on July 23, 1996, Borrower executed and delivered to Company a promissory note in the principal amount of $2,405,000 effective on the Effective Date ("Note").

D. As security for its obligations under the Note, on July 23, 1996, Borrower and the Company entered into that certain Security Agreement effective on the Effective Date ("Security Agreement").

E. Borrower is in Default under the Note and the Security Agreement.

F. Borrower and Company desire to provide for satisfaction of the Note, on the terms and conditions specified herein.

                                    AGREEMENT

1.    Acceleration of Note.

Exhibit A sets forth the schedule of all payments made by Borrower to the Company under the Note and sets forth the current amount outstanding including accrued and unpaid interest as of the date hereof ("Remaining Balance"). Company hereby accelerates the due date of the Note and makes all of the Remaining Balance immediately payable.

2.    Satisfaction by Borrower.

(a) Company agrees to accept from Borrower, and Borrower agrees to transfer to the Company, in full or partial satisfaction of the Note, as determined below, all of the assets of the Borrower, described on Exhibit B ("Assets") by the execution and delivery of the Warranty Bill of Sale and Assignment Agreement attached as Exhibit C.

(b) In connection with the transfer of the Assets to the Company, Company agrees to assume the liabilities of Borrower described on Exhibit D ("Assumed Liabilities").

(c) The Note shall be satisfied, and Borrower shall be forever discharged and released therefrom, in an amount equal to Assets minus the Assumed Liabilities, as specified on Exhibit E, and as adjusted by the parties within 90 days hereof to reflect any decrease in Asset value deemed by the parties to have occurred due to the transfer made hereby.

(d) Any Remaining Balance not satisfied in accordance with the above shall continue to be immediately due and payable under the Note and interest shall accrue thereon and Company shall continue to maintain all of its rights under the Note with respect thereto and any unsatisfied amount shall continue to be secured under the terms of the Security Agreement.

3.    Representations by Borrower

(a) Borrower represents and warrants that it has good and marketable title to the Assets and that it has conveyed the Subject Property to Company free and clear of all liens and encumbrances as of the date hereof, excluding Company's rights under the Security Agreement.

(b) Borrower has sufficient rights in and to the Assets necessary to the operation of its business and the right to transfer such rights to Company without the consent of any third party.

(c) As of the date hereof, the Assets are in good and workable condition.

(d) The execution, delivery and performance of this Agreement has been duly authorized by all necessary corporate and shareholder action by Borrower. This Agreement and exhibits have been duly executed and delivered by Borrower and constitute the valid and binding obligation of Borrower enforceable against Borrower in accordance with its terms.

(e) The execution and delivery of this Agreement by Borrower and the performance by Borrower of its obligations hereunder will not violate or conflict with, or constitute a breach or default under, or result in the creation or imposition of any lien under (I) the Certificate of Incorporation or by-laws of Borrower, (ii) any statute, law, regulation or rule applicable to Borrower, or (iii) any contract, agreement, lease, mortgage, judgment, order, decree or other instrument to which Borrower is a party or by which Borrower is bound.

4.    Indemnification by Borrower

Borrower shall defend, indemnify and hold Company and any of its affiliates, directors, officers, employees or representatives harmless from, against and in all respect of any and all claims, demands, lawsuits, proceeding, losses, assessments, fines, penalties, administrative orders, obligations, costs, expenses, liabilities and damages, including interest, penalties and reasonable attorneys' fees (collectively, "Claims") which arise, result from or are related to Borrower's breach of, or failure to perform, any of its representations, warranties, covenants, commitments, agreements or obligations under this Agreement or in any writing, certificate, exhibit, schedule, statement, list, report, instrument or other document furnished or delivered to Company in connection with this Agreement and from all Claims associated with the Assets incurred or relating to periods prior to the date hereof.

5.    Heritage

The parties hereby confirm to each other that Section 9(d) of the Purchase Agreement shall continue to apply to the Heritage Case.

6.    Hughes

The parties acknowledge that existence of the claims by Borrower against Hughes Network Systems as further described on Exhibit F ("Hughes Case"). Borrower agrees that Company shall bear no liability in connection with the Hughes Case and agrees to indemnify and defend Company therefrom pursuant to Borrower's indemnification obligation set forth above. Company agrees that Borrower shall be entitled to any and all proceeds in connection with its claim against Hughes.

7.    Notices

Unless otherwise provided in this Agreement, all notices, demands, requests, approvals or other communications which may be or are required to be given, served or sent pursuant to this Agreement shall be in writing in the English language and shall be hand-delivered, mailed by registered or certified mail, return receipt requested, postage prepaid, or delivered by a recognized commercial courier, directed to the parties at such addresses as are set forth on the signature page hereof. Each party may designate by notice in writing a new address to which any communication may thereafter be so given, served or sent. Each communication which shall be mailed or delivered in the manner described above, shall be deemed sufficiently given, served, sent or received for all purposes at such time as it is delivered to the addressee (with the return receipt or the delivery receipt being deemed conclusive evidence of such delivery) or at such time as delivery is refused by the addressee upon presentation.

8.    Assignment

Neither the Agreement nor any rights therein may be assigned by either party without the express prior written consent of the other party; which consent shall not be unreasonably withheld. Any such attempted assignment without such consent shall be void. Subject to the above, this Agreement shall be binding upon the parties and their respective successors, assigns and legal representatives.

9.    Entire Agreement

This Agreement, which includes and incorporates by reference all appendices and supplements hereto, constitutes the entire understanding and contract between the parties and supersedes any and all prior and contemporaneous, oral or written representations, communications, understandings and agreements between the parties with respect to the subject matter hereof, all of which representations, communications, understandings and agreements are hereby canceled to the extent they are not specifically merged herein. The parties acknowledge and agree that neither of the parties is entering into this Agreement on the basis of any representations or promises not expressly contained herein. Notwithstanding the foregoing, the Note and Security

10.   Severability

If any part, term or provision of this Agreement be held illegal, invalid or unenforceable, such part, term or provision shall be deemed severable and shall not affect the other provisions hereof, which other provisions shall remain in full force and effect. To the extent that any part, term or provision of this Agreement is held to be illegal, invalid or unenforceable because it is deemed to be overbroad, that part, term or provision shall not be void but rather shall be limited only to the extent required by applicable law and enforced as so limited.

11.   Amendments; Waiver

This Agreement may not be amended, altered or modified except by an instrument in writing duly executed by both parties and such amendment, alteration or modification shall become effective only when accepted by Supplier. The failure or delay of either party at any time to enforce any provision of this Agreement shall in no way affect its right thereafter to require complete performance by the other party. Any waiver to be effective must be in writing. The execution of this Agreement by Company shall not be deemed a waiver of any of its rights under the Note or Security Agreement.

12.   Governing Law; Arbitration

This Agreement and the provisions herein contained shall be governed exclusively by, and construed and interpreted exclusively in accordance with the laws of the State of Mississippi. The parties agree to arbitrate any disputes hereunder in accordance with paragraph 10 of the Purchase Agreement.

13.   Counterparts

This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one and the same instrument.

14,   Further Assurances

Each of the parties shall execute and deliver, at its own expense, such further instruments of transfer and conveyance, documents and certificates as may be reasonably required for it to consummate all of the matters contemplated by this Agreement.

IN WITNESS THEREOF, the parties have duly executed this Agreement as of the date first written above.

DIGITEC 2000 INC.

By:       /s/ Frank C. Magliato
       -----------------------------
Name:     Frank C. Magliato
       -----------------------------
Title:    President
       -----------------------------


TECLINK, INC.

By:       /s/ Suzanne J. Wilkinson
       -----------------------------
Name:     Suzanne J. Wilkinson
       -----------------------------
Title:    President
       -----------------------------

                                    EXHIBIT A

      PAYMENTS MADE UNDER THE NOTE AND REMAINING BALANCE DUE UNDER THE NOTE

                                    EXHIBIT A


Promissory Note                                                       $2,405,000
                                                                      ----------

Payments:

November, 1996                                                           100,000
November, 1996                                                           100,000
November, 1996                                                           100,000
                                                                      ----------
                                                                         300,000
                                                                      ----------

Outstanding Principal                                                 ----------
  Balance, May 31, 1997                                               $2,105,000

Accrued Interest:
  August 1, 1996 to November 1, 1996                                      36,075
  November 2, 1996 to May 31, 1997                                        73,675

Outstanding Principal                                                 ----------
  and Interest - May 31, 1997                                         $2,214,750
                                                                      ==========

                                    EXHIBIT B
                               ASSETS TRANSFERRED

                                    EXHIBIT B
                               ASSETS TRANSFERRED


Cash:
  Petty Cash                                                                607
  Cash - Citibank                                                             0
  Cash - TNB Operating                                                        0
  Cash - Palm Beach                                                           0
  Cash - TNB - A/P Disb                                                       0
  Cash - TNB - Payroll                                                        0
  Cash - Bank Draft Clearing                                                  0
  Cash - Savings                                                              0
                                                                    -----------
                                                                            607
                                                                    -----------


Accounts Receivable                                                     177,964
Less:  Reserve                                                          (59,404)
                                                                    -----------
                                                                        118,560
                                                                    -----------

                                                                    -----------
Inventory                                                               197,550
                                                                    -----------

                                                                    -----------
Prepaid expenses                                                          2,714
                                                                    -----------

Property and Equipment:
  Servers                                                                32,634
  Routers                                                                18,848
  Total Controls                                                        105,000
  Other Communications equipment                                         17,134
  Furnitures and Fixtures                                                23,246
  Office Computers                                                      167,179
  Other Office equipment                                                    410
  Software                                                               10,754
  Accumulated Depreciation                                                    0
  Reserve                                                               (20,000)
                                                                    -----------
    Total - Property and Equipment                                      355,204
                                                                    -----------


Intangibles:                                                        -----------
  Customer List                                                         598,261
                                                                    -----------

Deposits                                                                  5,000
                                                                    -----------
Total Assets                                                        $ 1,277,895
                                                                    ===========

                 WARRANTY BILL OF SALE AND ASSIGNMENT AGREEMENT

                                      FROM

       TECLINK, INC. TO/AND BETWEEN DigiTEC 2000, Inc., Nevada corporation

                          Effective Date: June 1, 1997

1.    Transfer

KNOW ALL MEN BY THESE PRESENTS, that Teclink, Inc. ("Seller"), for the consideration set forth in that certain Note Satisfaction and Related Agreements of even date herewith, the receipt and sufficiency of which is hereby acknowledged, has this day sold, conveyed, transferred and assigned, and by these presents does hereby sell, convey, transfer and assign to DigiTEC 2000, Inc., a Nevada corporation ("Buyer"), its successors and assigns forever, all of Seller's right, title and interest in, to and under all the assets of its business, whether real, personal, tangible or intangible, including without limitation the assets listed on Exhibit A attached hereto (the "Assets").

TO HAVE AND TO HOLD, all said Assets hereby sold, conveyed, transferred and assigned to the Buyer for its own use, benefit and behalf forever.

2.    Good Title

Seller hereby warrants to the Buyer and to its successors and assigns that there in hereby transferred to Buyer good title to the Assets, free and clear of all liens or other encumbrances and that it will warrant and defend such title forever against all claims and demands whatsoever. Seller acknowledges and agrees that Buyer has not assumed any liabilities of Seller.

3.    Appointment as Attorneys

For the consideration aforesaid, the Seller hereby constitutes and appoints the Buyer, its successors and assigns, the true and lawful attorneys for the Seller, with full power of substitution, in the name of the Seller, but on behalf of and for the benefit of the Buyer, (a) to institute and prosecute, in the name of the Seller or otherwise, all proceedings which the Buyer may deem proper in order to collect, assert or enforce any claim, right or title of any kind in or to the Assets, (b) to defend and compromise any and all actions, suits or proceeding in respect of any of the Assets, except with respect to any claim, action, suit or proceeding in respect of the Assets the liability for which has been retained by the Seller, and (c) to do all such acts and things in relation thereto as the Buyer shall deem advisable. The Seller hereby declares that the foregoing powers are coupled with an interest and shall be revocable by the Seller or by its dissolution or in any manner or for any reason.

4.    Further Assurances

For the consideration aforesaid, the Seller, for itself, its successors and assigns has covenanted and by this Warranty Bill of Sale and Assignment and Related Agreements does covenant with the Buyer, its successors and assigns, that the Seller, its successors and assigns, will do, execute and deliver, or will cause to be done, executed and delivered, all such further acts, documents or instruments of transfer, conveyance or assignment as shall be necessary and appropriate to vest in or confirm to the Buyer, its successors and assigns, all and singular, the Assets hereby assigned and transferred which the Buyer, its successors and assigns, reasonably require.

5.    Authority

Each party represents and warrants that it has the requisite corporate power and authority to enter into this Warranty Bill of Sale and Assignment Agreement and to undertake its obligations hereunder, and that this Warranty Bill of Sale and Assignment Agreement has been executed and delivered by a duly authorized officer, and is the binding obligation of such party enforceable in accordance with its terms.

6.    Governing Law

This Warranty Bill of Sale and Assignment Agreement shall be governed exclusively by, and construed and interpreted exclusively in accordance with the laws of the State of Mississippi. The parties agree to arbitrate any disputes hereunder in accordance with paragraph 10 of the Purchase Agreement (as defined in the Note Satisfaction and Related Agreements.

      IN WITNESS WHEREOF, this Warranty Bill of Sale and Assignment Agreement has been duly executed on behalf of the Seller by its President and attested by its Secretary this 1st day of June, 1997.


                                   TECLINK, INC.


                                   By:    /s/ Suzanne J. Wilkinson
                                          --------------------------------
                                   Name:  Suzanne J. Wilkinson
                                   Title: President
Attest:


/s/ Suzanne J. Wilkinson
--------------------------------
Name:  Suzanne J. Wilkinson
Title: Secretary

      IN WITNESS WHEREOF, this Warranty Bill of Sale and Assignment and Related Agreements has been duly executed on behalf of the Buyer by its President and attested by its Secretary this 1 day of June, 1997.


                                   DIGITEC 2000, INC.


                                   By:    /s/ Frank C. Magliato
                                          --------------------------------
                                   Name:  Frank C. Magliato
                                   Title: President
Attest:


/s/ Diego Roca
--------------------------------
Name:   Diego Roca
Title:  Secretary

           EXHIBIT A TO WARRANTY BILL OF SALE AND ASSIGNMENT AGREEMENT

                           DESCRIPTION OF ASSETS SOLD

                                    EXHIBIT D

                               ASSUMED LIABILITIES

                                    EXHIBIT D
                               LIABILITIES ASSUMED


                  Accounts Payable                    267,971

                  Other Liabilities                   245,154
                                                     --------
                  Total Liabilities                  $513,125
                                                     ========

                                    EXHIBIT E

                  AMOUNT OF NOTE SATISFIED UNDER THIS AGREEMENT

                                  WORLD ACCESS
                           ACQUIRED OTHER LIABILITIES
                                  MAY 31, 1997

            Micro Age Note Payable                          $ 69,213
                                                                   0
                                                                   0
            Due to DigiTEC 2000, Inc.                              0
            Other                                              5,268

            Netscape Accounts Payable                         25,409

            Accrued TOWP                                      15,495

            Accrued Payroll Tax Liability                    129,769
                                                            --------
                                                            $245,154
                                                            ========

                                    EXHIBIT E


            Promissory Note                               $2,405,000
                                                          ----------

            Payments:

            November, 1996                                   100,000
            November, 1996                                   100,000
            November, 1996                                   100,000
                                                          ----------
                                                             300,000
                                                          ----------

            Outstanding Principal                         ----------
              Balance, May 31, 1997                       $2,105,000

            Accrued Interest:
              August 1, 1996 to November 1, 1996              36,075
              November 2, 1996 to May 31, 1997                73,675

            Outstanding Principal                         ----------
              and Interest - May 31, 1997                 $2,214,750

            Net Assets Acquired (1)                          764,770
                                                          ----------
              Amount considered outstanding               $1,449,980
                                                          ==========



(1)   If DigiTEC 2000, Inc. sells such assets within six months from June
      1, 1997, any difference in value from such sale will be used to adjust this amount.

The borrower hereby grants an assignment of proceeds received from any settlement from the Hughes Case equal to the outstanding balance of the Note. Any proceeds received greater than the outstanding balance of the note will become the Borrower's property without any encumbrances from DigiTEC 2000, Inc.